Registration No. 333-286798

As filed with the Securities and Exchange Commission on July 23, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ESSENCE ARRAY INC.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

5122

(Primary Standard Industrial Classification Code Number)

37-2143040

(IRS Employer Identification No.)

2 Queen’s Club Gardens, Suite 7, Yarrell Mansions

London, W14 9TB United Kingdom

Tel: (646) 456-1207

(Address and telephone number of registrant’s principal executive offices)

REGISTERED AGENTS, INC.

30 N GOULD ST STE R

SHERIDAN, WY 82801

TEL. (307) 200-2803

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

ESSENCE ARRAY INC.

10,000,000 SHARES OF COMMON STOCK

$0.02 per share

This is the initial public offering of common stock of Essence Array Inc. Currently, there is no public market for our securities. We are registering for sale 10,000,000 shares of our common stock at a fixed offering price of $0.02 per share, resulting in a total offering amount of $200,000. The offering is being made to the general public on a self-underwritten, best-efforts basis. There is no minimum number of shares required to be sold for the offering to proceed, and we will retain the proceeds from the sale of any number of shares sold. The offering is being conducted by our President and Chief Executive Officer, Anna Zhabina, without the involvement of any underwriters or broker-dealers. Ms. Zhabina will not receive any commission or other compensation for selling the shares. In conducting this offering, she will rely on the safe harbor from broker-dealer registration provided under Rule 3a4-1 of the Securities Exchange Act of 1934.

Ms. Zhabina currently owns 100% of the outstanding shares of our common stock and will be responsible for selling the entirety of the 10,000,000 shares being registered. The offering price of $0.02 per share will remain fixed for the duration of the offering. The offering will terminate on the earliest of the following:

1.	The date on which all 10,000,000 shares have been sold;
2.	The expiration of 270 days from the effective date of this prospectus; or
3.

The date when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We estimate our total offering and registration costs to be approximately $10,000.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

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Essence Array Inc. is an early-stage company and has only recently commenced its operations. To date, we have incorporated our company, developed our business plan, issued 5,473,000 shares of common stock to our sole officer and director, Anna Zhabina, on March 28, 2025, for total consideration of $5,473, consisting of $473 in cash received and a $5,000 subscription receivable, starting to develop our website, and entered into an Exclusive Supply Agreement with Ecoideal 2019 Ltd., a Bulgarian company, under which we were appointed the exclusive distributor of certain health and beauty products in the North American market. We do not have sufficient capital to fully commence operations. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See “risk factors” for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on OTC Markets Group’s platforms. We intend to apply for quotation of our common stock on the OTCQB marketplace or a higher-tier platform within the OTC Market Group, subject to meeting the applicable eligibility and disclosure requirements. However, we acknowledge that acceptance is not guaranteed and depends on satisfying all OTCQB listing standards, including financial, corporate governance, and reporting criteria. In the event we are unable to meet the qualifications for the OTCQB or higher tier, we expect that our securities will be quoted on the Pink Open Market.

Essence Array Inc. is not a Blank Check company. We do not have any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 13 before buying any shares of Essence Array Inc.’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED __________, 2025

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Essence Array Inc.” Refers to Essence Array Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

ESSENCE ARRAY INC.

Essence Array, Inc. was incorporated in the State of Wyoming on March 29, 2024. We are a development-stage company engaged in the business of distributing premium health and beauty supplements in the United States, sourced from manufacturers in the European market. Our mission is to introduce high-quality, wellness-focused products to American consumers, with a particular emphasis on the beauty, skincare, and nutritional supplement sectors. We intend to use the net proceeds from this offering to launch and expand our product distribution operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations, we estimate that we will require a minimum of $50,000 over the next twelve months, as described in the “Plan of Operations.” There is no assurance that we will generate significant revenue within the first 12 months following this offering, or that we will ever generate substantial revenue.

We have recently started our operations. If we are unable to generate sufficient revenue, we may require additional funding to maintain our operations and fulfill our public company obligations. Specifically, we estimate a minimum of $12,000 may be required to meet ongoing SEC reporting requirements if revenues are not sufficient. We do not currently have any arrangements in place for additional financing. Our principal executive offices are located at 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB, United Kingdom, and our telephone number is (646) 456-1207.

From inception (March 29, 2024) through March 31, 2025, our financial statements reflect no revenues and a net loss of $473. Our independent registered public accounting firm has issued an audit opinion that includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. To date, we have issued 5,473,000 shares of common stock to our sole officer and director, Anna Zhabina, on March 28, 2025, for total consideration of $5,473, consisting of $473 in cash received and a $5,000 subscription receivable, which was used for general working capital.

There is currently no public trading market for our common stock, and there can be no assurance that a trading market will develop or be sustained in the future. The proceeds from this offering are necessary for us to implement our business plan and support operations over the next year. We require a minimum of approximately $50,000 to cover our initial operations and ongoing public reporting obligations. If we are unable to raise the minimum required capital, our business may not succeed.

As a company in the development stage, we cannot guarantee that we will generate revenue or become profitable. Investment in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” section of this prospectus before making an investment decision.

THE OFFERING

The Issuer:	ESSENCE ARRAY INC.
Securities Being Offered:	10,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$200,000
Securities Issued and Outstanding:

There are 5,473,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Anna Zhabina.

If we are successful at selling all the shares in this offering, we will have 15,473,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 29, 2024 (Inception) to March 31, 2025:

Financial Summary	March 31, 2025 ($) (Audited)
Cash and deposits	0
Total Assets	0
Total Liabilities	0
Total Stockholder’s Equity (Deficit)	0

Statement of Operations	Accumulated from March 29, 2024 (Inception) to March 31, 2025 ($) (Audited)
Total Expenses	473
Net Loss for the Period	(473)

The tables and information below are derived from our unaudited financial statements for the three months ended June 30, 2025:

Financial Summary	June 30, 2025 ($) (Unaudited)
Cash and deposits	1,379
Total Assets	1,379
Total Liabilities	3,000
Total Stockholder’s Equity (Deficit)	(1,621)

Statement of Operations	For the three months ended June 30, 2025 ($) (Audited)
Total Expenses	6,621
Net Loss for the Period	(6,621)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

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We have limited business, sales, and marketing experience in our industry.

We have only recently begun our operations and have limited experience in the health and beauty supplement distribution industry. While we have developed initial plans for marketing and sales, there can be no assurance that these efforts will be successful or result in significant customer acquisition. As a newly-formed startup, we are entirely dependent on the efforts of our sole officer and director, Anna Zhabina, who has relevant experience in the health and beauty industry. However, despite her individual expertise, the Company itself has no operating history or brand recognition, which may make it more difficult to establish a customer base and compete with larger, well-established companies. Additionally, potential customers may be hesitant to purchase products from a company with no proven track record or reputation. Our lack of operating history, industry relationships, and customer base may adversely impact our ability to grow and generate revenue.

We are an early-stage company with limited operations and expect to incur significant operating losses for the foreseeable future.

Essence Array, Inc. was incorporated on March 29, 2024, and to date, our activities have been primarily focused on organizational matters and limited operational development. While we have commenced initial business activities, we have not yet established a revenue-generating operation, and there is no way to evaluate the likelihood of our long-term success. Prospective investors should be aware of the inherent challenges typically faced by early-stage companies, including a high risk of failure. Our ability to succeed is subject to numerous risks and uncertainties, including but not limited to:

•	The ability to generate sufficient cash flow to sustain operations;
•	Potential unanticipated costs that may exceed current projections;
•	Delays in executing our business plan and achieving market entry.

We expect to incur ongoing and possibly increasing operating expenses without corresponding revenue in the near term, which will likely result in continued net losses. Unless we are able to execute our business plan effectively and secure sufficient capital or revenue, there is a substantial risk that we will be unable to continue our operations. There is no operating history upon which to base any assumption about our future performance, and we may never generate meaningful revenues or achieve profitability. If we fail to successfully address the risks inherent in developing a new business, our operations may be unsuccessful, and our investors may lose all or a substantial portion of their investment.

We currently have no customers and cannot guarantee that we will acquire any in the future. Even if we do, there is no assurance we will generate a profit.

As of the date of this prospectus, we have no customers, and there is no guarantee that we will be able to attract or retain customers in the future. Even if we are successful in acquiring customers, we may not be able to operate profitably. If we fail to generate sufficient revenue to cover our operating expenses, we may be forced to suspend or cease operations entirely.

We may continue to incur losses, and if we do not achieve and maintain profitability, we may not be able to continue our business operations.

We are an early-stage company with limited operating history and no revenues to date. We have incurred operating expenses and net losses since inception and expect to continue incurring significant expenses as we execute our business plan. As a result, we will need to generate substantial revenue to achieve and maintain profitability, which may never occur. Our operating expenses are expected to increase as we pursue business development, marketing, and product distribution efforts. Even if we achieve profitability, there is no assurance we will be able to sustain or grow it on a quarterly or annual basis. Our operating results may fluctuate significantly from period to period due to various factors, many of which are outside of our control. These factors include changes in regulatory requirements, market acceptance of our products, competitive pressures, and the timing of product introductions.

We estimate that we require a minimum of approximately $50,000 to fund our planned operations over the next 12 months. If we are unable to raise this amount, or if we experience a funding shortfall prior to raising capital, we may rely on informal financial support from our sole officer and director, Anna Zhabina, who has indicated a willingness to advance funds to cover necessary expenses, including professional fees and costs related to this registration. However, Ms. Zhabina has no formal commitment, arrangement, or legal obligation to provide such funding.

Beyond the first year, additional capital may be required to support ongoing operations. If we do not generate sufficient revenue, we estimate we may need a minimum of $12,000 annually to cover SEC compliance and filing obligations. At present, we do not have any agreements or arrangements in place for additional financing. While we intend to proceed with our business plan upon securing funding from this offering, we cannot provide any assurance that we will raise sufficient capital to support or sustain our planned operations.

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We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of June 30, 2025, we had $1,379 in cash. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We operate in a competitive market, which may limit our ability to gain market share and could adversely affect our financial performance.

The market for the distribution of health and beauty supplements is highly competitive and fragmented. Barriers to entry are relatively low, and we face pressure from both established companies and new entrants offering similar products. Many of our competitors have well-established brands, extensive distribution networks, and long-standing relationships with customers and suppliers, which may make it difficult for us to gain traction in the market. These competitors may already serve a significant portion of our target customer base, and consumers may be hesitant to switch from trusted, well-known brands to a new, unproven company like ours. Additionally, competitors may have greater resources to invest in marketing, product development, and pricing strategies, which could make it more challenging for us to effectively compete. If we are unable to differentiate our products, establish a loyal customer base, and gain sufficient market share, our ability to generate meaningful revenue may be limited. This could adversely impact our business, financial condition, and results of operations.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

Our limited capital may restrict our marketing efforts, which could hinder our ability to attract customers and operate profitably.

Because we are a small company with limited financial resources, our ability to execute a robust marketing campaign is constrained. As a result, we may be unable to effectively promote our products to a broad customer base or generate sufficient market awareness. Without adequate marketing exposure, we may not attract enough customers to achieve or sustain profitability. If we are unable to generate the revenue necessary to cover our operating expenses, we may be forced to suspend or cease our operations.

Following this offering, our sole officer and director may continue to own a significant portion of our outstanding shares, allowing her to exert substantial, and potentially controlling, influence over corporate matters.

As of the date of this prospectus, Anna Zhabina, our sole officer and director, beneficially owns 5,473,000 shares of our common stock, representing 100% of our outstanding shares prior to this offering. Upon the completion of this offering, assuming all 10,000,000 shares are sold, Ms. Zhabina’s ownership will be reduced to approximately 35.4% of the total outstanding shares. However, if a smaller portion of the offering is sold, Ms. Zhabina may retain more than 50% of the outstanding shares, in which case she will continue to have the ability to unilaterally determine the outcome of all corporate actions requiring shareholder approval, including the election of directors, approval of mergers or acquisitions, amendments to our governing documents, and the sale of substantially all of our assets.

Even if her ownership falls below a majority, she may still exert significant influence over the Company. The interests of Ms. Zhabina may not always align with those of our other shareholders, and in any conflict of interest, minority shareholders will be reliant on her to fulfill her fiduciary duties in a fair and lawful manner. This level of control or influence could delay, defer, or prevent transactions or decisions that may benefit minority shareholders, including a potential change in control.

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We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

We currently have one individual, Anna Zhabina, who serves as our sole officer and director. Ms. Zhabina is not compensated for her services and does not receive a salary or other employment benefits. As such, while she performs essential functions for the company, we do not have any employees in the traditional sense. We depend entirely on Anna Zhabina for all of our operations. The loss of Ms. Zhabina would have a substantial negative effect on our company and may cause our business to fail. Ms. Zhabina has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Zhabina’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Anna Zhabina, our sole officer and director will only be devoting limited time to our operations. she will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. Ms. Zhabina is involved in other business activities that are similar to the business activities of Essence Array Inc. As such, potential conflicts of interest may arise. These conflicts could include competing for Ms. Zhabina’s time, attention, and resources, as well as potential competition with the company’s business interests. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event Ms. Zhabina is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Our sole officer and director has no prior experience managing a public company, which may impair our ability to comply with required disclosure and financial reporting controls.

We have never operated as a public company, and our sole officer and director, Anna Zhabina, has no prior experience managing a publicly traded company subject to the reporting obligations of the Securities and Exchange Commission (SEC). Operating as a public company requires the establishment and ongoing maintenance of disclosure controls and procedures and internal control over financial reporting, which are critical to ensuring accurate and timely reporting and compliance with applicable regulations. Due to this lack of experience, there is a risk that we may not be able to effectively implement or maintain adequate internal controls or disclosure procedures. This could result in reporting delays, compliance issues, or material misstatements in our financial reporting. While we intend to comply with all applicable laws and SEC regulations, our ability to do so may be hindered by our limited experience. If we are unable to operate effectively as a public company, your investment may be materially and adversely affected.

Because we have not yet generated revenue and have uncertain plans for monetization of our supplement products, there is no guarantee that we will become profitable, and we may be forced to suspend or cease operations.

We currently have no sales and have only recently commenced limited operations. Our monetization strategy for distributing health and beauty supplements in the U.S. is still evolving, and future revenue generation may depend on factors such as product demand, market competition, pricing, regulatory compliance, and our ability to build brand awareness. In addition, our sole officer and director, Ms. Anna Zhabina, may have outside business interests in the health and wellness sector. While her experience may benefit our company, these outside activities could potentially limit the types of products or distribution channels we pursue, particularly if there is any overlap or conflict of interest.

Due to these uncertainties, there can be no assurance that we will be able to implement a successful monetization plan or generate sufficient revenue to support ongoing operations. If we are unable to establish a profitable business model, we may need to suspend or cease operations entirely.

Our executive officer does not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officer.

Our executive officer does not reside in the United States. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officer;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer.

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As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a “smaller reporting company” as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

•	Reduced financial statement and executive compensation disclosure in our SEC filings;
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
•	Simplified disclosure obligations regarding our executive compensation arrangements.

These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

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Risks associated with this offering

There is no current public trading market for our securities, and if a market does not develop, investors may have difficulty reselling their shares.

There is currently no established public trading market for our common stock, and there is no assurance that a market will develop or, if it does develop, that it will be sustained. We intend to have an application filed with the FINRA to have our common stock quoted following the effectiveness of this registration statement; however, there can be no assurance that such application will be approved or that a trading market will emerge. Even if our common stock is approved for quotation, an active or liquid trading market may never materialize, which could severely limit investors’ ability to sell their shares or obtain a favorable price. Additionally, no market makers have committed to quoting our securities, and there is no guarantee that any will choose to do so in the future. Without market maker participation, establishing and maintaining a public market may be difficult or impossible. As a result, purchasers of our common stock may face challenges in selling their shares and could lose part or all of their investment.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 29, 2024, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $200,000 from this offering, we may have to seek alternative financing to implement our business plan.

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You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

The company’s investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 5,473,000 shares are currently issued and outstanding. If we sell the 10,000,000 shares being offered in this offering, we would have 15,473,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our president, Ms. Zhabina does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Zhabina does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Anna Zhabina, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. Zhabina’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $12,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group’s platforms.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees	Fees
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	10,000	10,000	10,000	10,000
Net proceeds	40,000	90,000	140,000	190,000
SEC reporting and compliance	12,000	12,000	12,000	12,000
Business Setup & Admin	4,000	5,000	7,000	7,000
Website & Online Store	3,000	5,000	7,000	7,000
Initial Inventory	12,000	40,000	52,000	70,000
Fulfillment & Logistics	3,000	5,000	7,000	10,000
Marketing & Advertising	5,000	18,000	30,000	50,000
B2B Development	1,000	5,000	15,000	20,000
Product Line Expansion	-	-	10,000	14,000

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The above figures represent only estimated costs. The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Anna Zhabina, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Zhabina’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Markets Group’s platforms when and if our common stocks become eligible for trading on the OTC Markets Group’s platforms. Ms. Zhabina will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Zhabina. Ms. Zhabina will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of June, 2025 was negative $1,621 or approximately negative $0.0003 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2025.

The following table sets forth as of June 30, 2025, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.02	$0.02	$0.02	$0.02
Post offering net tangible book value	38,379	88,379	138,379	188,379
Post offering net tangible book value per share	0.0048	0.0084	0.0107	0.0122
Pre-offering net tangible book value per share	(0.0003)	(0.0003)	(0.0003)	(0.0003)
Increase (Decrease) in net tangible book value per share after offering	0.0051	0.0087	0.0110	0.0125
Dilution per share	0.0152	0.0116	0.0093	0.0078
% dilution	76%	58%	46.5%	39%
Capital contribution by purchasers of shares	50,000	100,000	150,000	200,000
Capital Contribution by existing stockholders	5,473	5,473	5,473	5,473
Percentage capital contributions by purchasers of shares	90.13%	94.81%	96.48%	97.34%
Percentage capital contributions by existing stockholders	9.87%	5.19%	3.52%	2.66%
Gross offering proceeds	50,000	100,000	150,000	200,000
Anticipated net offering proceeds	40,000	90,000	140,000	190,000
Number of shares after offering held by public investors	2,500,000	5,000,000	7,500,000	10,000,000
Total shares issued and outstanding	7,973,000	10,473,000	12,973,000	15,473,000
Purchasers of shares percentage of ownership after offering	31.36%	47.74%	57.81%	64.63%
Existing stockholders percentage of ownership after offering	68.64%	52.26%	42.19%	35.37%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $1,379 as of June 30, 2025. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Anna Zhabina, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Zhabina, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $50,000 of funding from this offering. Being an early-stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB United Kingdom. Our phone number is (646) 456-1207.

We are an early-stage company. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $12,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

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To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $200,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Wyoming on March 29, 2024. We have never declared bankruptcy, been in receivership, or been involved in any legal action or proceedings. Since our incorporation, we have not made any significant asset purchases or sales. If we are unable to successfully acquire new clients for our services, we may quickly exhaust the proceeds from this offering.

We do not anticipate purchasing or selling any major plant or equipment, nor do we expect significant changes in our number of employees. Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

1.	Business Setup & Administrative Essentials (Months 1–2)
Estimated Cost: $4,000 – $7,000

To establish our operational foundation, we will set up a small office at 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB, United Kingdom. This includes the purchase of basic office equipment such as a computer, printer, phone line, and essential software. We may also hire a part-time virtual assistant if funding allows.

2.	Website & Online Store Launch (Months 1–3)
Estimated Cost: $3,000 – $7,000

A professionally designed, responsive e-commerce website will serve as our main sales and marketing platform. It will include detailed product pages, secure checkout, CRM/email integrations, and a B2B inquiry section. We aim to make the site user-friendly and brand-consistent. At lower funding levels, we can launch using a simple template and phased content development.

3.	Initial Inventory Procurement (Months 3–6)
Estimated Cost: $12,000 – $70,000

We will source and import 3–5 initial SKUs of premium health and beauty supplements from trusted European manufacturers. This cost includes wholesale pricing, freight, packaging, and import duties. Documentation and compliance support will also be arranged. With reduced capital, we may opt for a small trial shipment or pre-sale approach.

4.	Fulfillment & Logistics (Months 4–12)
Estimated Cost: $3,000 – $10,000

We will partner with a third-party fulfillment center (3PL) or use warehouse space to store and ship inventory. We’ll set up customer support infrastructure and tracking tools. In early stages, order fulfillment can be managed in-house to conserve funds.

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5.	Marketing & Customer Acquisition (Months 4–12)
Estimated Cost: $5,000 – $50,000

We will focus on online marketing including social media ads, influencer collaborations, email marketing, and SEO content. A referral program and PR outreach will support growth. With limited funding, we’ll start with organic outreach and low-cost influencer gifting.

6.	B2B Channel Development (Months 4–12)
Estimated Cost: $1,000 – $20,000

We will actively build wholesale partnerships with boutique retailers, spas, salons, wellness clinics, and online beauty platforms. Efforts include customized outreach, samples, and B2B sales kits. In-person expos and wholesale platforms may be utilized if funding permits. At minimal levels, initial outreach will be conducted via email and virtual calls.

7.	Expansion & Private Label Prep (Months 9–12)
Estimated Cost: $0 – $14,000

If revenue supports reinvestment, we will explore launching a private-label line or securing exclusive rights with European partners. Consumer feedback will guide product selection. This step is fully optional and may be deferred in low-budget scenarios.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees	Fees
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	10,000	10,000	10,000	10,000
Net proceeds	40,000	90,000	140,000	190,000
SEC reporting and compliance	12,000	12,000	12,000	12,000
Business Setup & Admin	4,000	5,000	7,000	7,000
Website & Online Store	3,000	5,000	7,000	7,000
Initial Inventory	12,000	40,000	52,000	70,000
Fulfillment & Logistics	3,000	5,000	7,000	10,000
Marketing & Advertising	5,000	18,000	30,000	50,000
B2B Development	1,000	5,000	15,000	20,000
Product Line Expansion	-	-	10,000	14,000

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on March 29, 2024 to March 31, 2025

During the period we incorporated the company, prepared a business plan, received equity funding by our sole officer and director and engaged in market research. Our loss since inception is $473. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

For the three months ended June 30, 2025

During the period we started our operations, developed the web-site, and signed an Egreement. Our loss was $6,621. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2025, the Company had no cash. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception to March 31, 2025, we have sold 5,473,000 shares of common stock to our sole officer and director at a price of $0.001 per share, for total consideration of $5,473, consisting of $473 in cash received and a $5,000 subscription receivable.

As of June 30, 2025, the company had $1,379 in cash and $ 6,621 of loss.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Anna Zhabina, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Zhabina has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Zhabina’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $50,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

Should the Company fail to raise a minimum of $50,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

In General

Essence Array Inc. was incorporated in Wyoming on March 29, 2024. We are an early-stage company focused on the distribution of premium European health and beauty supplements in the United States. Our principal office is located at 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB United Kingdom. Our telephone number is (646) 456-1207. Our business model is centered on the planned sourcing of high-quality supplements and wellness products from trusted manufacturers in Europe, with the goal of introducing them to the U.S. market through direct-to-consumer e-commerce and strategic wholesale partnerships. We intend for our primary distribution channels to include a company website, social media advertising, and potential relationships with boutique retailers, spas, salons, wellness clinics, and online beauty platforms. These initiatives reflect our future plans, and we have not yet commenced these activities. There is no guarantee that we will be successful in developing or implementing these strategies. We intend to use the net proceeds from this offering to develop our business operations as detailed in the Plan of Operations. We estimate that a minimum of $50,000 is required for the next twelve months to cover essential startup activities. A maximum of $200,000 would allow us to scale our product line, marketing campaigns, and B2B outreach. If we do not raise sufficient capital or generate revenue in a timely manner, we may require a minimum of $12,000 in additional funding to meet ongoing SEC filing and compliance requirements.

Since inception, we have engaged in limited operating activities, primarily focused on corporate formation, developing our business plan, conducting market research, initial capital formation efforts, beginning development of our website, and entered into an Exclusive Supply Agreement with Ecoideal 2019 Ltd., a Bulgarian company, under which we were appointed the exclusive distributor of certain health and beauty products in the North American market. We have sold 5,473,000 shares of common stock to our sole officer and director at a price of $0.001 per share, for total consideration of $5,473, consisting of $473 in cash received and a $5,000 subscription receivable. Our financial statements for the three-months ended June 30, 2025, report no revenues and a net loss of $6,621. Our independent auditor has issued a going concern opinion due to our early stage of development and lack of operating revenues. As of the date of this filing, we have not commenced sales and have not secured any customer contracts.

Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are an early-stage company. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We are not a blank check company as defined in Rule 419(a)(2) of Regulation C under the Securities Act of 1933, and we have no plans or discussions regarding a merger or acquisition. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company. Our intention is to develop our own sustainable business and bring our product line to market independently.

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Our Business

Essence Array Inc. is an early-stage company engaged in the business of distributing premium European health and beauty supplements. We are committed to bringing high-quality, scientifically supported wellness products to the American market. Our focus is on sourcing supplements from reputable manufacturers across Europe known for their stringent quality control, clean ingredients, and innovation in the wellness space.

We plan to operate through two primary channels: direct-to-consumer (DTC) e-commerce and business-to-business (B2B) wholesale distribution. For DTC, we are developing a user-friendly online platform that will feature our full product catalog, detailed descriptions, consumer education, and secure purchasing options. For B2B, we partner with boutique retailers, spas, salons, wellness clinics, and online beauty marketplaces that are looking to expand their offerings with high-end European supplements.

Essence Array aims to build a curated portfolio of products including:

•	Beauty-focused supplements such as collagen peptides, hair & nail health capsules, and skin-enhancing formulations.
•	Wellness products supporting immunity, digestion, stress relief, detox, and general vitality.
•	Specialized SKUs targeting women’s health, aging support, and micronutrient balance.
•	Nutritional and beauty supplements designed to support sleep, immune health, cardiovascular wellness, oral care, weight management, menstrual comfort, and healthy aging.
•	Functional proteins and wellness powders including whey protein blends.
•	Oil-based cosmetic formulations and premium personal care items derived from natural ingredients.

We plan to differentiate our business through:

•	Strong supplier relationships in Europe with transparency in sourcing.
•	Rigorous product vetting for efficacy, safety, and regulatory compliance.
•	Premium branding and packaging designed to appeal to wellness-conscious consumers.
•	A customer-centric approach with an emphasis on education, trust, and loyalty-building.

Our mission is to empower U.S. consumers with access to high-quality European supplements and to become a trusted name in the wellness and beauty industry. With a scalable business model and a growing market demand for imported health products, Essence Array Inc. is positioned to grow into a reliable bridge between European excellence and American wellness needs. However, there is no assurance that we will successfully develop or scale our business, and we may never generate significant revenues or become profitable.

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Beauty Supplement Market Analysis

According to Global Market Insights, a global market research and management consulting company, the global beauty supplement market size was valued at USD 3.3 billion in 2024 and predicted to showcase about 9.6% compound annual growth rate between 2025 and 2034, as consumers increasingly seek holistic approaches to skincare and overall well-being. This burgeoning industry revolves around the idea that beauty starts from within, promoting the use of dietary supplements to enhance skin health, hair strength, and nail resilience. The influence of social media and celebrity endorsements remains a driving force, shaping consumer perceptions and driving product preferences. E-commerce platforms play a pivotal role, providing convenient access to a wide array of beauty supplements and facilitating direct-to-consumer sales. The beauty supplements industry has experienced a significant growth in recent years, fueled by evolving consumer preferences, advances in technology, and a growing emphasis on health & wellness. Several key trends are shaping the landscape of this burgeoning industry. One prominent trend is the increasing demand for natural & organic beauty supplements. Consumers are becoming more conscious of the ingredients they put into their bodies, opting for products formulated with natural & plant-based ingredients that offer holistic benefits. This shift toward clean beauty extends to supplements, with botanical extracts, vitamins, and minerals gaining popularity for their perceived efficacy and safety.

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Exclusive Supply Agreement

On June 16, 2025, we entered into an Exclusive Supply Agreement with Ecoideal 2019 Ltd., a Bulgarian company, under which we were appointed the exclusive distributor of certain health and beauty products in the North American market. The material terms of the agreement are as follows:

•	We have the exclusive right to distribute designated products from Ecoideal 2019 Ltd. in the North American market through December 31, 2026.
•	We may purchase products up to an aggregate amount of €500,000 during the term of the agreement, subject to our discretion and market demand.
•	Pricing is established in Exhibit A to the agreement, and payment is due within 30 calendar days of the invoice date.
•	Ecoideal 2019 Ltd. grants us the non-transferable right to use their trademarks and branding for the promotion and sale of the products in the covered territory.
•	Either party may terminate the agreement upon 30 days’ written notice in the event of a material breach that is not cured within the notice period.

A copy of the agreement is filed as Exhibit 10.2 to this registration statement.

Marketing strategy

Our marketing strategy is designed to position Essence Array Inc. as a trusted brand in the U.S. health and beauty supplement market. We intend to use a multichannel approach that targets both direct consumers and professional partners through digital advertising, social media, influencer marketing, and strategic public relations. We plan to allocate between $5,000 and $50,000 for marketing in the first year, depending on the proceeds raised in this offering. These funds will be used for:

•	Paid social media campaigns on platforms such as Instagram, Facebook, and TikTok.
•	Influencer collaborations to promote product awareness and build brand trust.
•	Search engine marketing (SEM) and search engine optimization (SEO) to improve visibility.
•	Content creation including educational blog posts, video testimonials, and email newsletters.
•	Participation in wellness expos and industry events for B2B lead generation.

If we raise at least 75% of the maximum offering, we plan to enhance our outreach with:

•	Paid placements in health and beauty magazines.
•	Podcast sponsorships and video ad campaigns.
•	Increased trade show presence, including booth participation at top-tier health and beauty expos.
•	Regional sampling campaigns through retail and spa partners.

At 100% funding, we would scale efforts even further to include:

•	International branding consultants to guide U.S. launch strategy.
•	Partnerships with well-known industry influencers and wellness ambassadors.
•	Comprehensive public relations campaigns and press releases in health-focused publications.

Our sole officer and director, Anna Zhabina, will oversee and coordinate marketing activities, drawing from her experience in business development and branding. While we are confident in our promotional approach, there is no guarantee that we will attract or retain sufficient customers to sustain growth. Failure to achieve a strong market presence could adversely impact our financial performance.

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Competition

Securing customers is crucial for our business growth. As a new and unestablished company with a weak competitive position in the industry. We incurred an operational loss of $6,621 as of June 30, 2025. We require capital to implement our current business plan and anticipate needing additional financing to fully execute it. Our current operations may not be sustainable due to insufficient financing. Many of our competitors possess greater financial and technical resources. It remains uncertain whether our products will achieve and maintain high demand and market acceptance.

The health and beauty supplement market in the United States is highly competitive and rapidly evolving. Numerous companies—ranging from large multinational corporations to emerging niche brands—are actively engaged in this industry. These competitors often have significant advantages in terms of brand recognition, existing customer loyalty, economies of scale, access to retail distribution channels, and established marketing infrastructure. Essence Array Inc., as a new market entrant, faces the challenge of establishing brand trust and awareness among consumers. Our competitors include not only global supplement brands and direct-selling companies, but also domestic importers of foreign wellness products and private-label retailers offering their own branded lines. Many of these companies have greater financial resources, broader product portfolios, and deeper market penetration.

Despite these challenges, we aim to differentiate ourselves by offering carefully selected premium European products that meet high quality and transparency standards. Our customer-first approach, clean branding, and focus on authentic ingredient sourcing offer us a unique positioning. Nevertheless, our limited financial resources and lack of operating history may place us at a competitive disadvantage. There is no guarantee that we will be able to gain significant market share or operate successfully within this competitive landscape.

Insurance

We currently do not have insurance and have no plans to obtain it in the future. Without insurance, if we become involved in a product liability lawsuit, we may lack the necessary funds to defend ourselves. In such a scenario, a judgment against us could potentially force us to halt our operations.

Employees; Identification of Certain Significant Employees.

We are an early-stage company and currently have no employees. Anna Zhabina, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB United Kingdom. This is the office provided by our President and Director, Anna Zhabina. We do not pay any rent to Ms. Zhabina and there is no agreement to pay any rent in the future. Our telephone number is (646) 456-1207.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction where we conduct operations. We may also be subject to additional importation rules and safety standards given our international sourcing of products. At this time, we do not believe that these regulations will have a material adverse effect on the way we conduct our business. However, any failure to comply with current or future regulations could result in enforcement actions, fines, or restrictions that could negatively impact our operations or ability to grow.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Anna Zhabina 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB United Kingdom	30	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Anna Zhabina has acted as our President, Treasurer, Secretary, and sole Director since we incorporated on March 29, 2024. Ms. Zhabina owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Zhabina would serve as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary, and sole member of our Board of Directors. Ms. Zhabina is an entrepreneur with an academic background that includes a Bachelor of Science degree in Business Management from Queen Mary University of London, completed in 2017, and a Master of Science degree in Strategic Marketing and Innovation from Bayes Business School (formerly Cass Business School) in London, completed in 2018.

Ms. Zhabina has over five years of entrepreneurial and executive experience, primarily in the wellness, digital branding, and e-commerce sectors. Since April 13, 2018, she has served as Director and Shareholder of Netizens Group Limited, a UK-incorporated company. The company is engaged in e-commerce and the distribution of nutritional supplements and eco-friendly consumer products. Operations are currently supported by three independent contractors on a project basis.

Since March 17, 2022, Ms. Zhabina has also served as Managing Director and Shareholder of Convoke Holding Ltd, trading as Beyond Tech, a UK-incorporated company founded on April 9, 2020. Beyond Tech assists individuals applying for the UK Global Talent Visa by providing services such as portfolio creation, copywriting, personal brand development, and public profile enhancement. The company also organizes industry-related events and networking opportunities. Current operations include 10 personnel—2 full-time employees and 8 service contractors.

Ms. Zhabina does not serve as a director of any other public company.

Due to her continued involvement with Netizens Group Limited, which operates in a similar market segment, potential conflicts of interest may arise. Although Essence Array Inc. does not currently maintain formal conflict-of-interest policies, all related party transactions and matters are subject to board oversight and disclosure.

During the past ten years, Ms. Zhabina has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Ms. Zhabina was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Zhabina’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i	Any Federal or State securities or commodities law or regulation; or
ii

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed from office. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Anna Zhabina, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 29, 2024 until March 31, 2025:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Anna Zhabina, President, Secretary and Treasurer	March 29, 2024 to March 31, 2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Zhabina currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period from inception (March 29, 2024) to March 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Anna Zhabina	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anna Zhabina will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Zhabina’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Zhabina, directly or indirectly, from the Company.

On March 28, 2025, we issued a total of 5,473,000 shares of restricted common stock to Anna Zhabina, our sole officer and director, pursuant to a Subscription Agreement dated the same date, which is filed as Exhibit 10.1 to this registration statement. The material terms of the agreement are as follows:

•	The Subscriber, Anna Zhabina, agreed to purchase 5,473,000 shares of the Company’s common stock at a price of $0.001 per share.
•	The purchase consideration consisted of (i) a $5,000 cash payment and (ii) the application of a $473 loan previously extended to the Company by the Subscriber.
•	Upon execution of the Subscription Agreement, the full 5,473,000 shares were issued as fully paid and non-assessable.
•	The shares were issued pursuant to an exemption from registration under the Securities Act of 1933 and are restricted securities.
•	The Subscriber represented that the shares were being acquired for investment purposes and not with a view to distribution.

Ms. Zhabina has verbally agreed to loan additional funds to the Company, if necessary, to complete the registration process in the event that the proceeds from this offering are insufficient to cover registration-related expenses. Any such funds advanced by Ms. Zhabina will not be repaid from the proceeds of this offering. Repayment, if any, will be made only from revenues generated from future operations. There is no assurance that we will ever generate revenues sufficient to repay such obligations. These advances do not bear interest, and there is no written agreement between the Company and Ms. Zhabina with respect to the advancement or repayment of funds. The entire transaction is based on an oral understanding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) July 23, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Anna Zhabina 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB United Kingdom	5,473,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 23, 2025, there were 5,473,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,473,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTC Markets Group’s platforms a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 10,000,000 shares of our common stock for sale at the price of $0.02 per share.

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This is a self-underwritten offering, and Ms. Zhabina, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Zhabina will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,
2.

Our sole officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and
4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restrict her participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.	Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Essence Array Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of July 23, 2025, there were 5,473,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Anna Zhabina owns all 5,473,000 shares of our common stock currently issued and outstanding.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Essence Array Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Aloba Awomolo & Partners, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Aloba Awomolo & Partners has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Opinion of Law Offices of Mont E. Tanner has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Aloba Awomolo & Partners.

Our financial statements from inception (March 29, 2024) to March 31, 2025, immediately follow:

31 | Page

ESSENCE ARRAY INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended March 31, 2025 are included herewith.

32 | Page

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Essence Array Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Essence Array Inc. (the Company) as of March 31, 2025, and the related statements of income, stockholders’ equity, and cash flows for the period March 28, 2024 (inception) to March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the period from March 28, 2024 (inception) to March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has no revenue, a net loss of $473, and relies on external financing, raising substantial doubt about its ability to continue as a going concern. Management's plans are described in Note 2. The financial statements do not include any adjustments that might result from this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Emphasis of Matter

As discussed in Note 3, the Company has presented subscription receivable as a reduction of stockholders’ equity in accordance with ASC 505-10-45-2. Our opinion is not modified with respect to this matter.

Replacement Report Disclosure

This report replaces our report dated April 25, 2025. The financial statements have been revised to:

1.	Present the subscription receivable as a deduction from stockholders' equity in accordance with ASC 505-10-45-2; and

2.	Reflect the correct inception date of March 28, 2024 in all financial statement captions.

Our procedures with respect to these revisions were completed on July 23, 2025.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

July 23, 2025

F-1

ESSENCE ARRAY INC. BALANCE SHEET AS OF MARCH 31, 2025 (AUDITED)
Total
ASSETS
Current Assets	$0
Total Current Assets	$0
TOTAL ASSETS	$0
LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)
Total Liabilities	$-
Shareholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized; 5,473,000 shares issued and outstanding as of March 31, 2025	$5,473
Subscription Receivable	$(5,000)
Retained Earnings (Deficit)	$(473)
Total shareholders’ equity (deficit)	$0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$0

The accompanying notes are an integral part of these Audited financial statements.

F-2

ESSENCE ARRAY INC. STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (MARCH 29, 2024) to MARCH 31, 2025 (AUDITED)

Total
REVENUE	$-
OPERATING EXPENSES
General and administrative expenses	$473
Total Expenses	$473
NET INCOME (LOSS)	$(473)
Loss per Common Share:
Basic and Diluted	$0.09
Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	5,129

The accompanying notes are an integral part of these Audited financial statements.

F-3

ESSENCE ARRAY INC. STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 29, 2024) to MARCH 31, 2025 (AUDITED)

	Common stock		Subscription	Accumulated
	Shares	Amount	Receivable	deficit	Total

Balance at March 29, 2024 (Inception)	-	-	-	-	-
Shares issued	5,473,000	$5,473	(5,000)	-	$473
Net loss	-	-	-	$(473)	$(473)
Balances as of March 31, 2025	5,473,000	$5,473	(5,000)	$(473)	$0

The accompanying notes are an integral part of these Audited financial statements.

F-4

ESSENCE ARRAY INC. STATEMENT OF CASHFLOWS FOR THE PERIOD FROM INCEPTION (MARCH 29, 2024) to MARCH 31, 2025 (AUDITED)

Total
Cash flows from operating activities
Net Income (Loss)	$(473)
Net cash provided by (used in) operating activities	$(473)
Cash flows from financing activities
Shares issued	5,473
Subscription receivable	(5,000)
Net cash provided by (used in) financing activities	$473
Net increase (decrease) in cash and cash equivalents	$-
Cash and cash equivalents at beginning of period	$-
Cash and cash equivalents at end of period	$-

The accompanying notes are an integral part of these Audited financial statements.

F-5

ESSENCE ARRAY INC.

NOTES TO THE AUDITED FINANCIAL

STATEMENTS FOR THE PERIOD ENDED

MARCH 31, 2025

NOTE 1 – ORGANIZATION AND BUSINESS

ESSENCE ARRAY INC. (the “Company”) was incorporated under the laws of the State of Wyoming on March 29, 2024. The Company’s fiscal year ends on March 31. The Company is a startup engaged in the sourcing and distribution of natural health and beauty products.

NOTE 2 – GOING CONCERN

The Company has not generated any revenue since inception and is considered an early-stage entity. While it has incurred costs related to establishing its corporate infrastructure, it may require additional funding to continue operations.

Management believes it has the ability to obtain financing; however, there can be no assurance that such financing will be available on favorable terms, if at all. The Company’s ability to continue as a going concern depends on its ability to raise additional capital and eventually achieve profitable operations. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of March 31, 2025, the Company has incurred a net loss of $473 and reported a cash balance of $0. These resources may be insufficient to sustain operations over the next twelve months. Management expects that additional funding will be required to meet ongoing obligations and finance future development activities.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

New Accounting Pronouncements

Management continues to evaluate the impact of recently issued but not yet effective accounting pronouncements and will adopt them as required. No recently issued accounting standards are expected to have a material impact on the Company’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of acquisition to be cash equivalents. As of March 31, 2025, the Company held no cash or cash equivalents, as funds from the stock subscription had not yet been credited to the Company’s bank account.

F-6

Subscription Receivable

On March 28, 2025, the Company issued 5,473,000 shares of common stock to its sole officer and director for total consideration of $5,473, consisting of $473 in cash received during the reporting period and $5,000 classified as a subscription receivable. In accordance with ASC 505-10-45-2, the subscription receivable has been presented as a contra-equity item. The full $5,000 was subsequently received in the following quarter.

Rounding Policy

All amounts in these financial statements are presented in U.S. dollars and rounded to the nearest dollar, unless otherwise indicated.

Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. Transactions denominated in foreign currencies are recorded at the exchange rate in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each reporting date using the closing exchange rate. Any resulting exchange gains or losses are recognized in the statement of operations under “Foreign Exchange Gain/Loss.”

Revenue Recognition

The Company has not yet recognized any revenue. Once the Company commences revenue-generating activities, it will recognize revenue when control of promised goods or services is transferred to customers, in an amount that reflects the consideration to which the Company expects to be entitled, in accordance with ASC 606, Revenue from Contracts with Customers.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for net operating losses (“NOLs”) and credit carryforwards. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

As of March 31, 2025, the Company had not generated taxable income, and no provision for income taxes has been recorded.

Fair Value of Financial Instruments

The Company follows ASC 820, Fair Value Measurements, and ASC 825, Financial Instruments, which require disclosure of fair value for certain financial instruments. These standards establish a framework for measuring fair value and provide a hierarchy for classifying the inputs used. Fair value estimates are based on market assumptions and relevant information available to management as of March 31, 2025.

Earnings per Share

The Company follows ASC 260, Earnings Per Share, which governs the presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Since the Company has no potentially dilutive securities, basic and diluted loss per share are the same.

F-7

NOTE 4 – RELATED PARTY TRANSACTIONS

From inception (March 29, 2024) through March 31, 2025, the Company relied on funding from its sole officer and director for its initial operations. During the period, the director paid $473 in general and administrative expenses on behalf of the Company.

On March 28, 2025, in lieu of cash repayment, the Company issued 473,000 shares of common stock at $0.001 per share to the director, settling the liability through a non-cash equity transaction.

Additionally, on the same date, the director subscribed to purchase 5,000,000 shares of common stock for $5,000 under a subscription agreement. As of March 31, 2025, the funds had not yet been received, and the $5,000 is recorded as subscription receivable on the balance sheet.

There is no formal written commitment from the director or any related party to provide ongoing financial support, and no promissory notes have been issued.

NOTE 5 - INCOME TAXES

The Company has an accumulated net operating loss (“NOL”) of $473 carried forward to offset taxable income, if any, in future years. Under current U.S. tax law applicable to NOLs arising after December 31, 2017, these NOLs carry forward indefinitely but may be limited to offsetting 80% of the Company’s taxable income in any given year, in accordance with the Tax Cuts and Jobs Act of 2017.

In accordance with ASC 740, “Income Taxes,” management assesses the realizability of deferred tax assets by evaluating the likelihood of generating sufficient taxable income in the periods during which these NOLs can be utilized. Given the Company’s current financial position and its status as a newly incorporated entity, management has determined that it is more likely than not that some or all of the deferred tax assets related to these NOLs will not be realized. Consequently, a full valuation allowance has been established against the deferred tax assets associated with these NOLs. This valuation allowance reflects management’s assessment that the Company may not generate sufficient taxable income in the foreseeable future to utilize the carried-forward NOLs.

NOTE 6 - SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after March 31, 2025, through the date the financial statements were available to be issued. During the first week of April 2025, the Company received $3,500 on April 1 and $1,500 on April 7 as payment toward the $5,000 subscription receivable related to the issuance of 5,473,000 shares of common stock on March 28, 2025.

F-8

ESSENCE ARRAY INC. BALANCE SHEETS
	June 30, 2025 Unaudited	March 31, 2025 Audited
ASSETS
Current Assets	$1,379	$-
Total Current Assets	$1,379	$-
TOTAL ASSETS	$1,379	$-
LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)
Advances from related party	$3,000	$-
Total Liabilities	3,000	-

Shareholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized; 5,473,000 shares issued and outstanding as of March 31, 2025 to June 30, 2025.	$5,473	$5,473
Subscription Receivable	$-	$(5,000)
Retained Earnings (Deficit)	$(7,094)	$(473
Total shareholders’ equity (deficit)	$(1,621)	$-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,379	$-

The accompanying notes are an integral part of these Audited financial statements.

F-9

ESSENCE ARRAY INC. STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTH ENDED JUNE 30, 2025		THREE MONTH ENDED JUNE 30, 2024
REVENUE	$		$-
OPERATING EXPENSES			-
General and administrative expenses		$6,621	$-
Total Expenses		$6,621	$-
NET INCOME (LOSS)		$(6,621)	$-
Loss per Common Share:
Basic and Diluted		(0.00)	$-
Weighted Average Number of Common Shares Outstanding:		5,473,000	-

The accompanying notes are an integral part of these Audited financial statements.

F-10

ESSENCE ARRAY INC. STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 29, 2024) to JUNE 30, 2025 (UAUDITED)

	Common stock		Subscription	Accumulated
	Shares	Amount	Receivable	deficit	Total

Balance at March 29, 2024 (Inception)	-	-	-	-	-
Shares issued	5,473,000	$5,473	(5,000)	-	$473
Net loss	-	-	-	$(473)	$(473)
Balances as of March 31, 2025	5,473,000	$5,473	(5,000)	$(473)	$0
Shares issued	-	-	5,000	-	$5,000
Net loss	-	-	-	(6,621)	$(6,621)
Balances as of June 30, 2025	5,473,000	$5,473	-	$(7,094)	(1,621)

The accompanying notes are an integral part of these Audited financial statements.

F-11

ESSENCE ARRAY INC. STATEMENTS OF CASHFLOWS (UNAUDITED)

	THREE MONTH ENDED JUNE 30, 2025	THREE MONTH ENDED JUNE 30, 2024
Cash flows from operating activities
Net Income (Loss)	$(6,621)	$-
Net cash provided by (used in) operating activities	$(6,621)	$-
Cash flows from financing activities
Advances from related party	3,000	-
Subscription receivable	5,000	-
Net cash provided by (used in) financing activities	$8,000	$-
Net increase (decrease) in cash and cash equivalents	$1,379	$-
Cash and cash equivalents at beginning of period	$-	$-
Cash and cash equivalents at end of period	$1,379	$-

The accompanying notes are an integral part of these Audited financial statements.

F-12

ESSENCE ARRAY INC.

NOTES TO THE UNAUDITED FINANCIAL

STATEMENTS FOR THE PERIOD ENDED

JUNE 30, 2025

NOTE 1 – ORGANIZATION AND BUSINESS

ESSENCE ARRAY INC. (the “Company”) was incorporated under the laws of the State of Wyoming on March 29, 2024. The Company’s fiscal year ends on March 31. The Company is a startup engaged in the sourcing and distribution of natural health and beauty products.

NOTE 2 – GOING CONCERN

The Company has not generated any revenue since inception and is considered an early-stage entity. While it has incurred costs related to establishing its corporate infrastructure, it may require additional funding to continue operations.

Management believes it has the ability to obtain financing; however, there can be no assurance that such financing will be available on favorable terms, if at all. The Company’s ability to continue as a going concern depends on its ability to raise additional capital and eventually achieve profitable operations. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of June 30, 2025, the Company has incurred a net loss of $7,094 and reported a cash balance of $1,379. Management expects that additional funding will be required to meet ongoing obligations and finance future development activities.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

New Accounting Pronouncements

Management continues to evaluate the impact of recently issued but not yet effective accounting pronouncements and will adopt them as required. No recently issued accounting standards are expected to have a material impact on the Company’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of acquisition to be cash equivalents. As of June 30, 2025, the Company held no cash or cash equivalents, as funds from the stock subscription had not yet been credited to the Company’s bank account.

F-13

Rounding Policy

All amounts in these financial statements are presented in U.S. dollars and rounded to the nearest dollar, unless otherwise indicated.

Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. Transactions denominated in foreign currencies are recorded at the exchange rate in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each reporting date using the closing exchange rate. Any resulting exchange gains or losses are recognized in the statement of operations under “Foreign Exchange Gain/Loss.”

Revenue Recognition

The Company has not yet recognized any revenue. Once the Company commences revenue-generating activities, it will recognize revenue when control of promised goods or services is transferred to customers, in an amount that reflects the consideration to which the Company expects to be entitled, in accordance with ASC 606, Revenue from Contracts with Customers.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for net operating losses (“NOLs”) and credit carryforwards. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

As of June 30, 2025, the Company had not generated taxable income, and no provision for income taxes has been recorded.

Fair Value of Financial Instruments

The Company follows ASC 820, Fair Value Measurements, and ASC 825, Financial Instruments, which require disclosure of fair value for certain financial instruments. These standards establish a framework for measuring fair value and provide a hierarchy for classifying the inputs used. Fair value estimates are based on market assumptions and relevant information available to management as of June 30, 2025.

Earnings per Share

The Company follows ASC 260, Earnings Per Share, which governs the presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Since the Company has no potentially dilutive securities, basic and diluted loss per share are the same.

NOTE 4 – RELATED PARTY TRANSACTIONS

From inception (March 29, 2024) through June 30, 2025, the Company relied on funding from its sole officer and director for its initial operations. During the period, the director paid $3,473 in general and administrative expenses on behalf of the Company.

On March 28, 2025, in lieu of cash repayment, the Company issued 473,000 shares of common stock at $0.001 per share to the director, settling the liability through a non-cash equity transaction. As of May 31, 2025, the amount outstanding was $3,000.

There is no formal written commitment from the director or any related party to provide ongoing financial support, and no promissory notes have been issued.

NOTE 5 - SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after June 30, 2025 to the date the financial statements were available to be issued. During this period, the Company did not identify any subsequent events that would require adjustment to, or disclosure in, the financial statements.

F-14

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

ESSENCE ARRAY INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$30.62
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$2,000.00
TOTAL	$10,030.62

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Essence Array Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Essence Array Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Anna Zhabina 2 Queen’s Club Gardens, Suite 7, Yarrell Mansions, London, W14 9TB United Kingdom	March 28, 2025	5,473,000	$5,473.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. she is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Legal Opinion of Law Offices of Mont E. Tanner
10.1	Subscription Agreement between Essence Array Inc and Anna Zhabina
10.2	Exclusive Distribution Agreement
23.1	Consent of Aloba Awomolo & Partners
107	Filing Fee Table *

* - Previously filed

35 | Page

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

36 | Page

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on July 23, 2025.

ESSENCE ARRAY INC.

By:	/s/ Anna Zhabina
Name:	Anna Zhabina
Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Anna Zhabina		July 23, 2025
Anna Zhabina	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

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